Exhibit 30 (H)(13)(XI)

AMENDMENT NO. 9 TO FUND

PARTICIPATION AGREEMENT

This Amendment No. 9 to Fund Participation Agreement (the “Amendment”) is dated effective May 1, 2023, and is entered into by and among Minnesota Life Insurance Company, a Minnesota insurance company (the “Company”), ALPS Variable Investment Trust, a Delaware Statutory Trust (the “Trust” or the “Fund,” and each series of the Trust, as applicable, a “Portfolio” and collectively, the “Portfolios”), ALPS Advisors, Inc. a Colorado corporation, (“AAI”), and ALPS Portfolio Solutions Distributor, Inc. (“APSD”), a Colorado corporation.

WHEREAS, the Company, the Trust, AAI, and APSD previously entered into a Fund Participation Agreement dated July 27, 2007, as amended (the “Agreement”); and

WHEREAS, the Company, the Trust, AAI, and APSD wish to amend Schedule A of the Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Schedule A of the Agreement is hereby deleted and replaced in its entirety with the new Schedule A attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning given to them in the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

MINNESOTA LIFE INSURANCE COMPANY		ALPS VARIABLE INVESTMENT TRUST

By:	/s/ Kristin Ferguson	By:	/s/ Kathryn Burns
Name:	Kristin Ferguson	Name:	Kathryn Burns
Title:	VP, CFO & Actuary-Individual Solutions	Title:	President

ALPS ADVISORS, INC.		ALPS PORTFOLIO SOLUTIONS
DISTRIBUTOR, INC.

By:	/s/ Laton A Spahr	By:	/s/ Stephen Kyllo
Name:	Laton A Spahr	Name:	Stephen Kyllo
Title:	President, ALPS Advisors	Title:	SVP & Director

PARTICIPATION AGREEMENT

SCHEDULE A

The following Separate Accounts and Associated Contracts of Minnesota Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account	Name of Separate Account
MultiOption Advisor	Variable Annuity Account
MultiOption Legend
MultiOption Extra
MultiOption Guide

Minnesota Life Accumulator VUL	Minnesota Life Individual Variable Universal Life Account
Premier Variable Universal Life
Variable Universal Life Defender®
Variable Universal Life Survivor - SVUL

Variable Adjustable Life (VAL)	Minnesota Life Variable Life Account
Variable Adjustable Life Second Death (VAL- SD)
Variable Adjustable Life Horizon (VAL Horizon)
Variable Adjustable Life Summit (VAL Summit)
Variable Adjustable Life Survivor (VAL Survivor)

Variable Group Universal Life	Minnesota Life Variable Universal Life Account